UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 21, 2017

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEMS 1.02 (Termination of a Material Definitive Agreement) and 8.01 (Other Events).

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company” or “Noble”), disclosed that on April 21, 2017, Paragon Offshore Limited plc (“Paragon”) filed an updated disclosure statement and a revised plan of reorganization (the “New Plan”) in its bankruptcy proceeding. Paragon was spun off from Noble on August 1, 2014 (the “spin-off”).

Paragon had previously sought approval of a pre-negotiated plan of reorganization (the “Prior Plan”) by filing for voluntary relief under Chapter 11 of the United States Bankruptcy Code in February 2016. As part of the Prior Plan, the Company entered into a settlement agreement with Paragon (the “Settlement Agreement”) under which, in exchange for a release of any and all claims that Paragon might have in connection with the spin-off, including fraudulent conveyance claims that could be brought on behalf of Paragon’s creditors, Noble agreed to provide certain bonding required in connection with Paragon’s Mexican tax obligations, in addition to assuming the administration of Mexican tax claims against Paragon for specified years and certain other obligations. The bonding to be provided by Noble was a key benefit to Paragon of the Settlement Agreement.

Under the New Plan, including Paragon’s revised business plan, Paragon will no longer need the Mexican tax bonding that Noble was to provide under the Settlement Agreement. As a result, the Settlement Agreement is no longer applicable to the anticipated ongoing business of Paragon. Consequently, Paragon has abandoned the Settlement Agreement as part of the New Plan, and the Settlement Agreement has been terminated effective as of April 21, 2017.

Noble continues to discuss its continuing relationship with Paragon, including the possibility of entering into a new settlement agreement. There can be no assurance that the Company will reach any settlement agreement with Paragon. If we do not enter into a settlement agreement with Paragon, we expect Paragon or its creditors would pursue claims against Noble in litigation relating to the spin-off, including any alleged fraudulent conveyance claims.

The Company continues to believe that Paragon, at the time of the spin-off, was properly funded, solvent, and with appropriate liquidity and that any fraudulent conveyance claim or other claim related to the spin-off that may be brought by Paragon or its creditors would be without merit and would be contested vigorously by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: April 24, 2017

	By:	/s/ Adam C. Peakes
Name: Adam C. Peakes
Title: Senior Vice President and Chief Financial Officer